POWER OF ATTORNEY

KNOWN ALL BY THESE PRESENTS, the undersigned hereby constitutes and appoints ANDREA M. FIKE, NANCY E. FRASER, and CHARLES M. OSBORNE, the undersigned's true and lawful attorney-in-fact to:

1.
execute for an on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Fair Isaac Corporation (the "Company"), Forms 3, 4 and 5, including Form ID application and verification, in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder;

2. do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and


3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and opwers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full opwer of subsitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or attorney-in fact's substitute or substitutes, shall lawfuly do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 with respect to the undersigned's holding of an transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN
WITNESS WHEREOF, the undersigned has caused the Power of Attorney to be executed as of this 28th day of March 2005.



/s/ David S.
P. Hopkins